Exhibit 99.1

C-Chip Technologies Corporation 4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7 (514) 337- 2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip to Hold a Special Meeting of Shareholders
Seeks Company Name Change to Reflect Expanded Business Scope

MONTREAL - (BUSINESS WIRE) - June 16, 2005 - C-Chip Technologies Corporation (OTCBB: CCHIE / Frankfurt: CCP-WKN: 255471) is pleased to announce that it has issued the proxy circular for its Special Meeting of Shareholders to be held in Montreal on July 15, 2005.

"Over the past months we have embarked upon an exciting new chapter in our history by taking the first steps towards broadening our corporate mission. To reflect this corporate evolution, we are asking our shareholders to approve a new name for our Company: Manaris Corporation. The new name captures the essence of our mandate: to manage risk, and to offer our customers the full range of enterprise risk mitigation services and solutions," said Stephane Solis, President and CEO of C-Chip.

"Since the establishment of C-Chip Technologies Corporation in 2003, we have dedicated our efforts to providing corporations and institutions with the best security management services and solutions that the industry has to offer," Solis added. "Today, our corporate objective is to capitalize on the tremendous potential for growth that currently exists in the enterprise risk management industry. This industry is very fragmented, so the opportunities that exist for consolidation are considerable. With the acquisition strategy we have implemented, these are the opportunities we are well-positioned to seize. We are convinced that prudent and well-timed acquisitions will help us to significantly increase our revenues, accelerate the growth of the Company, and maximize shareholder value."

The Company's acquisition philosophy is straightforward: it seeks only those companies that provide complementary risk management services or solutions, that have generated positive earnings and show the potential for ongoing growth, that possess dynamic and proven management teams, and those that have a strong client base.

Over the past months, the Company has made a series of key acquisitions. In the security services sector, it has enhanced its operations with two very strong subsidiaries, Canadian Security Agency (2004) Inc. (CSA) and Chartrand Laframboise Inc. (CLI). CSA is a private Montreal-based business that provides security services to large corporate accounts, including courier and trucking companies. CLI is a recognized as a leader in the field of investigative services in Canada.

In the risk management solutions sector, C-Chip recently acquired Avensys Inc., a monitoring solutions company. Avensys has developed a leading edge technology in fiber based sensing applications and has established a strong market position in the monitoring of different environmental conditions, including air, soil, and water as well as buildings and infrastructures.

"Our ultimate goal is to be a leading provider of security services and risk management solutions used by corporations and institutions," Solis stated. "To achieve this goal, we must be able to offer services and solutions that encompass all aspects of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, to the protection of assets, persons and environments. Going forward, we intend to continue to pursue our selective acquisition strategy. We believe that our business model will enable us to successfully compete with the industry leaders in our sector."

At the Special Meeting of Shareholders, C-Chip will be asking shareholders to approve an amendment to its Articles of Incorporation to change the Company name to Manaris Corporation. Shareholders will also be asked to approve an increase in the number of authorized common shares of the Company.

About C-Chip Technologies Corporation
C-Chip Technologies Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip itself is positioned in an emerging and rapidly growing industry that interconnects machines with IT infrastructures and mobile assets. Its unique technology enables the integration of wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, which allows business users to efficiently access, control, manage and monitor remote assets at low costs.

Through its wholly-owned subsidiaries, C-Chip also offers a range of risk management solutions and services. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. and Chartrand Laframboise Inc. provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

Detailed information about C-Chip's security services and risk management solutions are available on the Company's web site at www.c-chip.com.

Contact:
Mr. Stephane Solis,
President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.